   Proxy Statement Pursuant to Section 14(a) of the Securities
                       Exchange Act of 1934

                        (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e) (2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-
     12

                  COMTEX SCIENTIFIC CORPORATION
         (Name of Registrant as Specified In Its Charter)

 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box) :

[X]  $125 per Exchange Act Rule 0-11(c) (1) (ii), 14a-6(i) (1),
     14-a-6(i) (2) or Item 22 (a) (2) of Schedule 14A
[ ]  $500 per each party to the controversy pursuant to Exchange
     Act Rule 14a-6(i) (3).
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)
     (4) and 0-11

     1)   Title of each class of securities to which transaction
          applies:
     ___________________________________________________________

     2)   Aggregate number of securities to which transaction
          apples:
     ___________________________________________________________

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
     ___________________________________________________________

     4)   Proposed maximum aggregate value of transaction:
     ___________________________________________________________

     5)   Total fee paid:
     ___________________________________________________________

[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11 (a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:
     ____________________________________________________________

     2)   Form, Schedule or Registration Statement No. :
     ____________________________________________________________

     3)   Filing Party:
     ____________________________________________________________

     4)   Date Filed:
     ____________________________________________________________

                 COMTEX SCIENTIFIC CORPORATION

                       4900 Seminary Road
                   Alexandria, Virginia  22311


                        November 9, 1995

Dear Stockholder:

     You are cordially invited to attend Comtex Scientific Corporation's Annual Meeting of Stockholders to be held on December 18, 1995 at 11:00 a.m. local time at the Ramada Inn Alexandria, 4641 Kenmore Avenue, Alexandria, Virginia 22304.

     You are being asked to elect the Company's Board of Directors, to ratify the appointment of Coopers & Lybrand, L.L.P as accountants, to adopt the Company's 1995 Stock Option Plan, to approve an increase in the number of authorized shares of common stock of the Company and to approve a proposed amendment of the Company's Certificate of Incorporation to eliminate the personal liability of directors of the Company under certain circumstances. In addition, we will be pleased to report on the affairs of the Company and a discussion period will be provided for questions and comments of general interest to stockholders.

     Whether or not you are able to attend, it is important that your shares be represented and voted at this meeting.
Accordingly, please complete, sign and date the enclosed proxy and mail it in the envelope provided at your earliest convenience. Your prompt response is very important and would be greatly appreciated.

                                   Sincerely,



                                   C.W. Gilluly, Ed.D.
                                   Chairman and
                                   Chief Executive Officer



                                   Charles W. Terry
                                   President

IMPORTANT: Even if you plan to attend the meeting, please complete, sign and return promptly the enclosed proxy in the envelope provided to ensure that your vote will be counted. You may vote in person if you so desire even if you have previously sent in your proxy. If your shares are held in the name of a bank, brokerage firm or other nominee, please contact the party responsible for your account and direct him or her to vote your shares on the enclosed card.





                  COMTEX SCIENTIFIC CORPORATION

             Notice of Annual Meeting of Stockholders
                        December 18, 1995

TO THE STOCKHOLDERS:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of
Stockholders of Comtex Scientific Corporation, a New York corporation (the "Company"), is scheduled to be held on December
18, 1995 at 11:00 a.m., local time, at the Ramada Inn Alexandria located at 4641 Kenmore Avenue, Alexandria, Virginia 22304 for the following purposes:

     1. To elect four directors to serve for the terms of office specified in the accompanying proxy statement and until their successors are duly elected and qualified.

     2.   To consider and vote on the ratification of Coopers &
          Lybrand, L.L.P. as independent accountants for the Company for fiscal year 1996.

     3.   To consider and vote on the adoption of the Comtex
          Scientific Corporation 1995 Stock Option Plan.

     4. To consider and vote on a proposal to increase the number of authorized shares of common stock of the Company from 10,000,000 to 18,000,000.

     5. To consider and vote on a proposed amendment of the Company's Certificate of Incorporation to eliminate the personal liability of directors of the Company under certain circumstances.

     6. To transact such other business as may properly come before the meeting and any adjournment thereof.

     Only stockholders of record at the close of business on November 3, 1995 are entitled to notice of and to vote at the Annual Meeting and any adjournment thereof. All stockholders are cordially invited to attend the Annual Meeting in person. However, to assure your representation at the meeting, you are urged to complete, sign and date the enclosed form of proxy and return it promptly in the envelope provided. Stockholders attending the meeting may revoke their proxy and vote in person.

                                   FOR THE BOARD OF DIRECTORS


                                   Thomas Wollman
                                   Secretary
Alexandria, Virginia
November 9, 1995





                  COMTEX SCIENTIFIC CORPORATION
                         PROXY STATEMENT

                       GENERAL INFORMATION

Proxy Solicitation

     This Proxy Statement is furnished to the holders of common stock, par value $.01 per share of Comtex Scientific Corporation (the "Company") in connection with the solicitation by the Board of Directors of the Company of proxies for the Annual Meeting of Stockholders to be held on December 18, 1995 at 11:00 a.m. local time at the Ramada Inn Alexandria, 4641 Kenmore Avenue, Alexandria, Virginia, or at any adjournment thereof, pursuant to the accompanying Notice of Annual Meeting of Stockholders. The purposes of the Annual Meeting and the matters to be acted upon are set forth in the accompanying Notice of Annual Meeting of Stockholders. The Board of Directors is not currently aware of any other matters that will come before the meeting.

     Proxies for use at the Annual Meeting are being solicited by the Board of Directors of the Company. These proxy solicitation materials are first being mailed on or about November 9, 1995 to all stockholders entitled to vote at the Annual Meeting. Proxies will be solicited chiefly by mail. The Company will make arrangements with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy material to the beneficial owners of shares and will reimburse them for their expenses in so doing. Should it appear desirable to do so in order to ensure adequate representation of shares at the Annual Meeting, officers, agents and employees of the Company may communicate with stockholders, banks, brokerage houses and others by telephone, facsimile or in person to request that proxies be furnished. All expenses incurred in connection with this solicitation will be borne by the Company.

Revocability and Voting of Proxy

     A form of proxy for use at the Annual Meeting and a return envelope for the proxy are enclosed. Stockholders may revoke the authority granted by their execution of proxies at any time before their effective exercise by filing with the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date, or by voting in person at the Annual Meeting. Shares of the Company's common stock represented by executed and unrevoked proxies will be voted in accordance with the choice or instructions specified thereon. If no specifications are given, the proxies intend to vote the shares represented thereby to approve Proposals No. 1, 2, 3, 4 and 5 as set forth in the accompanying Notice of Annual Meeting of Stockholders and in accordance with their best judgment on any other matters which may properly come before the meeting.






Record Date and Voting Rights

     Only stockholders of record at the close of business on November 3, 1995 are entitled to notice of and to vote at the Annual Meeting. As of the record date, 7,854,667 shares of common stock were issued and outstanding. Each share of common stock is entitled to one vote on all matters that may properly
come before the Annual Meeting.   The holders of a majority of
the outstanding shares of common stock, present in person or by proxy, will constitute a quorum at the Annual Meeting. Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum. "Broker non-votes" are shares held by brokers or nominees which are present in person or represented by proxy, but which are not voted on a particular matter because instructions have not been received from the beneficial owner.

     Directors will be elected by a plurality of the votes cast at the Annual Meeting. Accordingly, abstentions or non-votes will not affect the election of candidates receiving the plurality of votes.

     Proposal Number 2, consideration of ratification of Coopers & Lybrand, L.L.P. as independent accountants, and Proposal Number 3, consideration of adoption of the Comtex Scientific Corporation 1995 Stock Option Plan, require the approval of the holders of a majority of the votes cast at the Annual Meeting. For this purpose, abstentions and non-votes will be deemed shares not voted on such matters, will not count as votes for or against the proposals, and will not be included in calculating the number of votes necessary for the approval of such matters.

     Proposal Number 4, consideration of a proposed amendment of the Company's Certificate of Incorporation to increase the number of authorized shares of common stock of the Company from 10,000,000 to 18,000,000, and Proposal Number 5, consideration of a proposed amendment of the Company's Certificate of Incorporation to eliminate the personal liability of directors of the Company under certain circumstances, require the approval of the holders of a majority of the shares entitled to vote at the
Annual Meeting.   For this purpose, abstentions and non-votes
will be deemed shares voted against such matters.

     Votes at the Annual Meeting will be tabulated by Inspectors of Election appointed by the Company.













              BENEFICIAL OWNERSHIP OF COMMON STOCK

     The following table sets forth information as of November 3, 1995 regarding the beneficial ownership of the Company's common stock of (i) each person known to the Company to be the beneficial owner, within the meaning of Section 13(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), of more than 5% of the outstanding shares of common stock, (ii) each director of the Company, (iii) each executive officer or former executive officer of the Company named in the Summary Compensation Table (see "Executive Compensation") and (iv) all executive officers and directors of the Company as a group. Unless otherwise indicated, the address of each named beneficial owner is c/o Comtex Scientific Corporation, 4900 Seminary Road, Suite 800, Alexandria, Virginia 22311. Except to the extent indicated in the footnotes, each of the beneficial owners named below has sole voting and investment power with respect to the shares listed. The shares shown as beneficially owned by Dr. Gilluly include certain options the exercise of which could result in a change in control of the Company. See "Executive Compensation - Board of Directors Interlocks and Insider Participation."


 Name and Address of     Amount and Nature of    Percentage
  Beneficial Owner     Beneficial Ownership <F2>  of Class

 Infotechnology, Inc.       4,693,940 <F3><F4>     59.8%
 120 Wall Street
 New York, NY  10005

 C.W. Gilluly,              5,214,339 <F4><F5>     49.5%
 Chairman of the
 Board and Chief
 Executive Officer

 Erik Hendricks,                2,500 <F6>          <F1>
 Director

 Robert A. Nigro,              66,742 <F7>          <F1>
 Director

 Charles W. Terry,            130,911 <F8>          1.6%
 Director and
 President

 All Directors and          5,419,825 <F9>         50.8%
 Executive Officers
 as a group








  <F1>    Less than 1%.

  <F2>    Beneficial ownership is direct unless otherwise
          indicated.

  <F3>    Infotechnology, Inc. ("Infotech") filed for
          reorganization under Chapter 11 of the federal
          Bankruptcy Code on March 5, 1991.

  <F4>    Includes 2,540,503 shares of the Company's common stock
          which may be acquired by Dr. Gilluly and his wife, Marny (the "Gillulys"), pursuant to a Stock Option Agreement among Infotech, Pacific Telecommunications Systems, Inc., a wholly owned subsidiary of Infotech ("PTSI"), and the Gillulys. See "Executive Compensation - Board of Directors Interlocks and Insider Participation."

  <F5>    Includes 2,540,503 shares which may be acquired
          pursuant to a Stock Option Agreement between the Company and the Gillulys. Also includes 133,333 shares which may be acquired by Dr. Gilluly upon the exercise of vested options granted under the Comtex Scientific Corporation 1995 Stock Option Plan, which is subject to stockholder approval. See "Proposal No. 3 - Adoption of Comtex Scientific Corporation 1995 Stock Option Plan." Dr. Gilluly also owns less than 5% of the outstanding common stock of Infotech.

  <F6>    Includes 2,500 shares which may be acquired upon the
          exercise of vested options granted under the Comtex
          Scientific Corporation 1995 Stock Option Plan, which is subject to stockholder approval.

  <F7>    Includes 2,500 shares which may be acquired upon the
          exercise of vested options granted under the Comtex
          Scientific Corporation 1995 Stock Option Plan, which is subject to stockholder approval.

  <F8>    Includes 130,911 shares which may be acquired upon the
          exercise of vested options granted under the Comtex
          Scientific Corporation 1995 Stock Option Plan, which is subject to stockholder approval.

  <F9>    Includes shares referred to in Notes (F4) through (F8),
          above.










                          PROPOSAL NO. 1

                      ELECTION OF DIRECTORS

     Four directors, constituting the entire Board of Directors, are to be elected at the Annual Meeting. Unless otherwise specified, the enclosed proxy will be voted in favor of the persons named below to serve until the next Annual Meeting and until their successors are elected and qualified. In the event any of these nominees shall be unable to serve as a director, the shares represented by the proxy will be voted for the person, if any, who is designated by the Board of Directors to replace the nominee. All nominees have consented to be named and have indicated their intent to serve if elected. The Board of Directors has no reason to believe that any of the nominees will be unable to serve or that any vacancy on the Board of Directors will occur.

     The names of the nominees and certain other information about them are set forth below as of November 9, 1995:

 Nominee                  Age         Office Held with Company

 C.W. Gilluly, Ed.D.      49          Chairman of the Board and
                                      Chief Executive Officer

 Erik Hendricks           51          Director

 Robert Nigro             46          Director
 Charles W. Terry         44          President

     C.W. GILLULY, Ed.D., has served as Chairman of the Board and Chief Executive Officer of the Company since June 1992. Dr. Gilluly served as President of the Company from June 1992 to May 1993. Since 1984, he has been President of the Micro Research Industries ("MRI") division of Telecommunications Industries,
Inc. ("TII"). MRI provides computer services to the U.S. House of Representatives. Dr. Gilluly has been President of TII since 1989. TII is an 82% owned subsidiary of Infotech, the Company's majority stockholder. The Company acquired certain assets of TII, including the MRI division, pursuant to an Asset Purchase Agreement entered into on May 16, 1995. See "Executive Compensation - Board of Directors Interlocks and Insider Participation." Dr. Gilluly has served as President of Infotech since June 1992. Dr. Gilluly also is Chief Executive Officer and Chairman of the Board of Hadron, Inc., a high technology information management concern. Infotech owns approximately 13.5% of the outstanding stock of Hadron, Inc.







     ERIK HENDRICKS has served as a director of the Company since 1991. Since 1979 he has served as the Executive Director and Chief Operating Officer of the Pennsylvania Society for the Prevention of Cruelty to Animals, a non-profit humane society.

     ROBERT A. NIGRO has served as a director of the Company since 1991. Mr. Nigro joined SEI Corporation, a diversified financial services, asset management and technology company, as Senior Vice President in November 1993. From 1991 to 1993, Mr. Nigro was Chairman and Chief Executive Officer of the National Abandoned Property Processing Corporation ("NAPPCO"). NAPPCO is a privately held company that provides specialized services in the field of unclaimed financial property and escheat. Mr. Nigro was associated with the First Boston Corporation in various capacities from 1976 to 1990 including serving as Managing Director in the New York and Atlanta offices.

     CHARLES W. TERRY was appointed President of the Company in August 1994 and director in December 1994. From August 1992 until he joined the Company, Mr. Terry was President of Corporate Cost Management, Inc., an organization specializing in cost management and decisions support software for the healthcare industry. From March 1992 to August 1992, Mr. Terry served as Vice President of Sales and Marketing for Health Payment Review, Inc., a corporation specializing in containment software for health insurance and managed care companies. From 1977 to 1991, Mr. Terry held various key leadership posts in the fields of development, sales, marketing and management at CompuServe, a leading provider of computer-based information and communication services.

     There are no family relationships among the directors or executive officers of the Company.

Meetings of the Board of Directors

     The Board of Directors held a total of five meetings during the Company's fiscal year ended June 30, 1995. Each director attended in person or telephonically at least 75% of the meetings held by the Board of Directors.

     During fiscal year 1995, the directors were reimbursed for travel expenses in connection with attendance at Board of Direc-tors' meetings. Additionally, non-employee directors of the Company received a fee of $400 in cash for each Board of Directors' meeting attended. Employee directors did not receive additional compensation for Board of Directors' meeting attendance. The Company's directors did not receive any amounts for special assignments during fiscal year 1995.

     The Board of Directors did not have any committees during fiscal year 1995.






     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF
THE DIRECTORS NAMED ON THE ENCLOSED PROXY.


                          PROPOSAL NO. 2

            RATIFICATION OF APPOINTMENT OF ACCOUNTANTS

     The Board of Directors has appointed the firm of Coopers & Lybrand, L.L.P. ("Coopers") as the Company's independent accountants for fiscal year 1996. Although action by the stockholders in this matter is not required, the Board of Directors believes that it is appropriate to seek stockholder ratification of this appointment in light of the critical role played by independent accountants in maintaining the integrity of Company financial controls and reporting.

     A representative of Coopers will be in attendance at the Annual Meeting on December 18, 1995. The representative will have the opportunity to make a statement, if desired, and will be available to respond to appropriate questions from stockholders.

     On July 5, 1994, the Company and its independent accountants, Arthur Andersen & Co. ("Andersen"), mutually agreed to terminate the engagement of Andersen to audit the Company's financial statements for the fiscal year ended June 30, 1994.
The reports of Andersen on the Company's financial statements for the past two fiscal years did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. However, the audit report in the Company's Annual Report on Form 10-K for the years ended June 30, 1993 and 1992 referred to an uncertainty as to the Company's ability to continue as a going concern.

     In connection with the audits of the Company's financial statements for each of the two fiscal years ended June 30, 1993 and 1992, and in the subsequent interim period, there were no disagreements with Andersen on any matters of accounting principles or practices, financial statement disclosure or auditing scope and procedures which, if not resolved to the satisfaction of Andersen would have caused Andersen to make reference to the matter in their report.

     On July 5, 1994, Coopers was engaged to audit the Company's financial statements for its fiscal year ended June 30, 1994.
The Board of Directors of the Company approved the change in accountants. The Company had authorized Andersen, the Company's former auditors, to respond fully to the inquiries of Coopers. The Company did not contact Coopers during the Company's two most recent fiscal years, or any subsequent interim period, regarding
(i) any disagreement with Andersen or (ii) the application of accounting principles to a specified transaction or the type of






audit opinion that might be rendered on the Company's financial statements. Prior to its engagement, Coopers was neither asked for, nor had it expressed any opinion of, any accounting issues concerning the Company.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF
COOPERS & LYBRAND, L.L.P. AS INDEPENDENT ACCOUNTANTS FOR FISCAL
YEAR 1996.


                          PROPOSAL NO. 3

 ADOPTION OF COMTEX SCIENTIFIC CORPORATION 1995 STOCK OPTION PLAN

     On October 12, 1995, the Board of Directors adopted the Comtex Scientific Corporation 1995 Stock Option Plan (the "Plan"), subject to stockholder approval. The Board of Directors believes that approval of the Plan will serve the best interests of the Company and its stockholders by permitting the Company to utilize stock options as a means to attract and retain key employees, consultants and directors to the Company who are in a position to contribute materially to the successful conduct of the business and affairs of the Company and, in addition, to stimulate in such individuals an increased desire to render greater service to the Company. The availability of options also is important in that it provides the Company an alternative or additional means of compensating such employees. The full text of the Plan is set forth in Appendix A to this Proxy Statement and the following summary is qualified in its entirety by reference thereto.

Description of the 1995 Stock Option Plan

     The Plan provides for the issuance of incentive stock options within the meaning of Section 422 of the Internal Revenue
Code of 1986, as amended (the "Internal Revenue Code") and non-qualified stock options, to purchase an aggregate of up to 1,200,000 shares of common stock. The Plan permits the grant of options to key employees, consultants and directors of the Company.

     The Plan will be administered by Messrs. Hendricks and Nigro, who will serve as the Plan's administrators (the "Administrators"). Each of the Administrators is a "disinterested" person for purposes of Rule 16b-3 promulgated under the Exchange Act. Subject to the provisions of the Plan, the Administrators have full and final authority to select the participants to whom awards are to be granted thereunder, to grant such awards and to determine the terms and conditions of such awards, including vesting and exercise price. The Plan also provides that the Administrators may accelerate the time at which all or a portion of an optionee's options may be exercised in the






event of a change in control of the Company as described in greater detail in Appendix A.

     Each option will be evidenced by a written agreement in a form approved by the Administrators. Options granted under the Plan generally will not be transferable by the optionee other than by will or by the laws of descent and distribution and each option will be exercisable, during the lifetime of the optionee, only by the optionee. Key employees, including employee directors, and consultants of the Company or any of its subsidiaries are eligible to be considered for the grant of awards under the Plan.

     Under the Plan, the exercise price of an incentive stock option will be required to be at least equal to 100% of the fair market value of the common stock on the date of grant (110% of the fair market value in the case of options granted to employees who are 10% stockholders). The exercise price of a non-qualified stock option will be required to be not less than the par value, nor greater than the fair market value, of a share of the common stock on the date of grant. The term of an incentive or non-qualified stock option may not exceed ten years (five years in the case of an incentive stock option granted to a 10% stockholder).

     During the term of the Plan, each non-employee director elected or appointed to the Board of Directors (other than non-employee directors holding office on the date of adoption of the Plan, whose initial grants are discussed below) will automatically receive on the date of his first initial appointment to the Board of Directors, an option to purchase 2,500 shares of the common stock(the "Initial Option") at a per share exercise price equal to the fair market value of the common stock on the date of grant. Subject to acceleration upon the occurrence of certain prescribed events, such option becomes exercisable as to one-third upon the date of grant, one-third upon the first anniversary of the date of grant and one-third upon the second anniversary of the date of grant.

     Each non-employee director holding office on the date of adoption of the Plan by the Board of Directors receives on such date two options, each to purchase 2,500 shares of the common stock at a per share exercise price equal to the fair market value of the common stock on such date. Subject to acceleration upon the occurrence of certain prescribed events, one of such options becomes exercisable as to two-thirds on the date of grant, and becomes exercisable as to the remaining one-third on the first anniversary of the date of grant (the "Two-Thirds Option"), and the other option becomes exercisable as to one-third upon the date of grant, one-third upon the first anniversary of the date of grant and one-third upon the second anniversary of the date of grant (the "One-Third Option").






     Each non-employee director (including non-employee directors holding office on the date of adoption of this Plan) will automatically receive on each anniversary of his initial election or appointment to the Board of Directors or, in the case of non-employee directors holding office as of the date of adoption of this Plan each anniversary of such date, an option to purchase 2,500 shares of the common stock exercisable at a per share value equal to the fair market value for the common stock on the applicable additional grant date. Subject to acceleration upon the occurrence of certain prescribed events, each such option becomes exercisable as to one-third upon the date of grant, one-third upon the first anniversary of the date of grant and one-third upon the second anniversary of the date of grant.

     The Two-Thirds Options terminates, to the extent not exercised prior thereto, upon the earlier to occur of (i) the fourth anniversary of the date of grant and (ii) ninety days after the cessation of the Optionee's service as a member of the Board of Directors (to the extent vested upon the date of such cessation). All other options granted to non-employee directors (including, without limitation, the One-Thirds Options) terminate, to the extent not exercised prior thereto, upon the earlier to occur of (i) the fifth anniversary of the date of grant and (ii) ninety days after the cessation of the Optionee's service as a member of the Board of Directors (to the extent vested upon the date of such cessation).

     The Board of Directors may alter, amend, suspend or terminate the Plan, provided that no such action may deprive an optionee, without his consent, of any option granted to the optionee pursuant to the Plan or of any of his rights under such option. Provisions related to automatic grants of options to non-employee directors may not (with limited exceptions) be amended more frequently than once every six months and no amendment to such provisions, unless approved by the stockholders of the Company, may become effective earlier than six months after Board of Directors' approval. Except as provided in the Plan, no amendment by the Board of Directors, unless taken with the approval of the stockholders may (i) materially increase the benefits accruing to participants under the Plan, (ii) materially increase the number of securities which may be issued under the Plan or (iii) materially modify the requirements as to eligibility for participation in the Plan. The Plan will terminate ten years after approval by the Board of Directors.

     On October 12, 1995, the Administrators granted to Mr. Terry, President of the Company, subject to stockholder approval of the Plan, an incentive option to purchase 392,733 shares of common stock, at an exercise price per share of $0.10, which is equal to or greater than the fair market value of the common stock on the date of grant. This option will be exercisable over a two year period with one-third being exercisable upon the date






of grant, one-third becoming exercisable on August 1, 1996 and one-third on August 1, 1997.

     On October 12, 1995, the Administrators also granted to Dr. Gilluly, Chairman and Chief Executive Officer of the Company and Thomas Wollman, Chief Financial Officer and Secretary of the Company, incentive options to purchase 200,000 and 8,000 shares, respectively, of common stock, at an exercise price per share of $0.10, which is equal to or greater than the fair market value of the common stock on the date of grant. Options granted to Dr. Gilluly and Mr. Wollman will be exercisable over a two year period with two-thirds being exercisable upon the date of grant, and the final one-third exercisable upon the first anniversary of the grant.

     By virtue of the option grants described above, each of the Company's directors has a personal interest in adoption of the 1995 Stock Option Plan.

     On October 12, 1995, the Administrators granted incentive options to purchase a total of 300,000 shares of common stock to eight other key employees and consultants of the Company.

Federal Income Tax Consequences

     An employee will not incur federal income tax when he is granted a nonqualified stock option or an incentive stock option. Upon exercise of a nonqualified option, an employee generally will recognize ordinary compensation income, which is subject to income tax withholding by the Company, equal to the difference between the fair market value of the common stock on the date of the exercise and the option price. When an employee exercises an incentive stock option, he generally will not recognize income, unless he is subject to the alternative minimum tax.

     The Company usually will be entitled to a business expense deduction at the time and in the amount that the recipient of an incentive award recognizes ordinary compensation income in connection therewith. As stated above, this usually occurs upon exercise of nonqualified options. In some cases, such as the exercise of a nonqualified option, the Company's deduction is contingent upon the Company's meeting withholding tax requirements. No deduction is allowed in connection with an incentive stock option, unless the employee disposes of common stock received upon exercise in violation of the holding period requirements. Moreover, there can be circumstances when the Company may not be entitled to a deduction for certain transfers of common stock or payments to an employee upon the exercise of an incentive award that has been accelerated as a result of a change of control.








     In addition to the limitations described above on the Company's right to a corresponding business expenses deduction, the Internal Revenue Code generally imposes a $1 million limitation on the amount of annual compensation deduction allowable to a publicly held company in respect of its chief executive officer and its other four most highly paid executive officers. An exception is provided for certain performance based compensation if certain shareholder approval and outside director administration requirements are satisfied. Because of certain interpretational issues under the new statute, and in the absence of final Internal Revenue Service regulations, there can be no assurance that incentive awards under the 1995 Plan will qualify for this exception. Proposed regulations would include stock options and stock appreciation rights, but exclude restricted stock from the exception.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ADOPTION OF
THE COMTEX SCIENTIFIC CORPORATION 1995 STOCK OPTION PLAN.






                          PROPOSAL NO. 4

  AMENDMENT OF THE CERTIFICATE OF INCORPORATION TO INCREASE THE
           NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

     The Board of Directors has approved and recommends that
Article 3 of the Certificate of Incorporation of the Company be amended to increase the authorized shares of common stock from 10,000,000 to 18,000,000.

     The proposed increase in the authorized common stock will be accomplished by amending Article 3 of the Certificate of Incorporation in its entirety to read as follows:

          THIRD: The total number of shares which the Corporation shall have the authority to issue is 18,000,000 shares of common stock with a par value of $.01 per share.

     On November 3, 1995, 7,854,667 shares of common stock were outstanding, and 1,200,000 shares have been reserved for issuance pursuant to the Company's 1995 Stock Option Plan, leaving 945,333 shares available for issuance. The proposed increase in the authorized common stock will provide the Company greater flexibility to issue common stock for appropriate corporate purposes. Among the purposes for which such additional authorized stock could be issued are the acquisition of desirable businesses, the sale of shares for cash, and issuances in connection with stock options, stock splits and stock dividends.

     The Company also requires additional shares to meet its obligation pursuant to options to purchase up to 2,540,503 shares of common stock issued to Dr. Gilluly, the Chairman and Chief Executive Officer of the Company, and his wife in connection with a financing transaction. See "Executive Compensation - Board of Directors Interlocks and Insider Participation." Dr. Gilluly therefore has a personal interest in approval of the proposed increase in the number of the Company's authorized shares.

     Approval of the proposed amendment to the Certificate of Incorporation will allow the Board of Directors to issue additional shares without further stockholder action, subject to applicable law and the rules or regulations (including those of the National Association of Securities Dealers, Inc.) to which the Company may be subject. The additional shares may be issued at such times, for such purposes and for such consideration as the Board of Directors deems appropriate. Stockholders do not presently have preemptive rights with respect to the current authorized common stock. Stockholders do not have dissenter's or appraisal rights as a result of the submission or authorization of the proposed amendment. The Company has no present arrangements, commitments or understandings with respect to the sale of any additional shares, except in connection with certain options






granted, subject to stockholder approval, pursuant to the Company's 1995 Stock Option Plan and options granted to Dr.
Gilluly and his wife in connection with a financing transaction.

     Although a proposal to increase the authorized capital stock of a company may be construed as having an anti-takeover effect, neither the management of the Company nor its Board of Directors views this proposal in that perspective. The proposal has not been prompted by an effort by anyone to gain control of the Company, and the Company is not aware of any such attempt. However, under certain circumstances, the Company could use the additional shares to frustrate persons seeking to effect a takeover or otherwise gain control of the Company by, for example, privately placing such shares with purchasers who might side with the Board of Directors in opposing a hostile takeover bid. The additional shares could also be used to dilute the stock ownership of a person or entity seeking to gain control of the Company. Such uses of the common stock could render more difficult or discourage a tender offer or other attempt to acquire control if such transaction were to be opposed by the Board of Directors. The Board of Directors is not aware of any pending or threatened effort to obtain control of the Company.

     Infotech, the Company's majority stockholder, has entered into an agreement with the Company to vote, and to cause its wholly owned subsidiary PTSI to vote, their shares of Company stock in favor of increasing the authorized shares of capital stock of the Company.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR AMENDMENT OF
THE COMPANY'S CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER
OF AUTHORIZED SHARES OF COMMON STOCK.


                          PROPOSAL NO. 5

       AMENDMENT OF THE CERTIFICATE OF INCORPORATION TO ADD
          A NEW ARTICLE ELIMINATING PERSONAL LIABILITY OF
              DIRECTORS UNDER CERTAIN CIRCUMSTANCES

     The Board of Directors has approved and recommends that a new Article be added to the Certificate of Incorporation of the Company limiting the extent to which the directors of the Company may be liable for damages to the Company or its stockholders.

Reasons for Proposal

     The proposed amendment to the Company's Certificate of Incorporation is intended to implement an amendment to the New York Business Corporation Law (the "NYBCL") enacted in July 1987 in response to increased concern about the legal exposure of directors, the changed market for directors' and officers'






liability insurance, and the potential cost to New York corporations (and therefore their stockholders) of their indemnification obligations. Since the early 1980s, investigations, claims, actions, suits or proceedings (including stockholder derivative actions) ("Proceedings") seeking to impose liability on directors of publicly held corporations, have become increasingly common. Such Proceedings are typically extremely expensive, whatever their eventual outcome. In view of the costs and uncertainties of litigation in general, it is often prudent to settle Proceedings in which claims against a director are made. Settlement amounts, even if immaterial to the corporation involved and minor compared to the enormous amounts frequently claimed, often exceed the financial resources of most individual director defendants. As a result, an individual may conclude that potential exposure to the costs and risks of Proceedings in which he or she may become involved may exceed any benefit to him or her from serving as a director of a public corporation. This is particularly true for directors who are not also officers or employees of the corporation concerned.

     Compounding the problem has been the increasing difficulty and expense of obtaining directors' and officers' liability insurance ("D&O" insurance) that protects directors from personal losses resulting from Proceedings involving them by reason of their service as directors. The Company does not currently have D&O insurance. The Company's By-laws require indemnification of directors to the fullest extent permitted by law. Thus, the Company is self-insured with respect to director liability.

Description of Proposed Amendment.

     The 1987 amendment to the NYBCL, among other things, permits a corporation, upon receipt of stockholder approval, to add a provision to its certificate of incorporation eliminating the personal liability of its directors to the corporation or its stockholders for damages for breach of duty in such capacity. Such a provision, however, may not eliminate the liability of any director (i) if a judgment or other final adjudication adverse to him establishes that his acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law, or that he personally gained, in fact, a financial profit or other advantage to which he was not legally entitled, or that his acts violated Section 719 of the NYBCL (imposing certain requirement with respect to dividends, distributions, stock repurchases and loans to directors) or (ii) for any act or omission prior to the adoption of a provision authorized by the amendment to the NYBCL.

     The proposed amendment to the Company's Certificate of Incorporation, following the provisions of the 1987 amendment to the NYBCL, eliminates director liability for acts occurring after the proposed amendment becomes effective to the fullest extent from time to time permitted by the NYBCL, thus automatically






incorporating any future statutory revisions with respect to director liability. The Board of Directors believes that the proposed amendment is desirable so that the Company can continue to attract and retain responsible individuals to serve as its directors, in light of the present difficult environment in which directors must serve, and in order to reduce the Company's monetary exposure under its indemnification obligations.

     The text of the proposed amendment is as follows:

          The liability of the Corporation's directors to the Corporation or its stockholders for any breach of duty in such capacity shall be eliminated to the fullest extent permitted by the Business Corporation Law of the State of New York, as it exists on the date hereof or as it may hereafter be amended. No amendment to or repeal of this Article shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

Effect of Proposal

          If the stockholders approve the proposed amendment, the Company's directors will not be liable for monetary damages even if they should fail, through negligence or gross negligence, to satisfy their duty of care. However, the charter amendment will not affect the right of stockholders to pursue equitable remedies, such as an action to enjoin or rescind a transaction involving a breach of a director's duty of care (although such remedies may not always be available), and the amendment in no way affects a director's liability under the Federal securities laws. The potential outcome of any litigation arising under the statute cannot be predicted with certainty. Although the amendment will eliminate the liability of directors who are also officers of the Company for actions taken in their capacity as directors, it will not affect their liability for actions taken in their capacity as officers. If approved by the stockholders, the amendment will be delivered promptly to the New York Department of State for filing and will be effective when filed.

     The Company has not received notice of any Proceeding to which the proposed amendment might apply. In fact, no stockholder's derivative action has ever been brought against a Company director as such. In addition, the amendment is not being proposed in response to any specific resignation, threat of resignation or refusal to serve by any director or potential director.

     The Board of Directors and management recognize that if the proposed amendment is adopted, its principal effect would be that the stockholders of the Company will be giving up potential






future causes of action for damages against directors for breach of fiduciary duty. It should be noted that the Board of Directors has a personal interest in having the stockholders approve the proposed amendment, at the potential expense of the Company and its stockholders. However, given the difficult environment and potential for incurring liabilities currently facing directors of publicly held corporations, the Company believes that the proposed amendment is in the best interests of the Company and its stockholders since it should protect the Company's ability to attract and retain qualified directors and will reduce the Company's monetary exposure under its indemnification obligations.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR AMENDMENT OF
THE COMPANY'S CERTIFICATE OF INCORPORATION TO ELIMINATE THE
PERSONAL LIABILITY OF DIRECTORS UNDER CERTAIN CIRCUMSTANCES.


                      EXECUTIVE COMPENSATION

Summary Compensation Table

     The following table sets forth information concerning all compensation paid by the Company to its Chief Executive Officer and President for the three fiscal years ended June 30, 1995:


Name and
Principal Position                   Annual Compensation

                                  Year            Salary($)


C.W. Gilluly,                     1995 <F1>           0
Chairman and Chief                1994                0
Executive Officer                 1993                0

Charles W. Terry,                 1995 <F2>       $108,923
President


  <F1>    Dr. Gilluly served as President of the Company until
          May 1993 and continues to serve the Company as its Chairman and Chief Executive Officer. Dr. Gilluly received no compensation from the Company for his past services as President. Dr. Gilluly also has never received compensation for his services as Chief Executive Officer. Dr. Gilluly receives compensation






          in excess of $100,000 annually from MRI, which was acquired by the Company, subject to a put option, during fiscal year 1995. See "Executive Compensation -
          Board of Directors Interlocks and Insider
          Participation."

  <F2>    Mr. Terry was appointed President of the Company in
          August, 1994, after the end of fiscal year 1994.


Executive Officers

     The executive officers of the Company are Dr. Gilluly, the Chairman and Chief Executive Officer of the Company, Mr. Terry, the President of the Company and Thomas Wollman, the Chief Financial Officer and Secretary of the Company. Neither Dr. Gilluly nor Mr. Wollman are employees of, or received during fiscal year 1995 any compensation from, the Company.
Biographical information concerning Dr. Gilluly and Mr. Terry is provided in "Proposal No. 1 - Election of Directors," above. Mr. Wollman, who is 34 years old, was appointed Chief Financial Officer and Secretary of the Company in May 1993. Since 1985, Mr. Wollman has served in various accounting positions with TII and was appointed Chief Financial Officer of TII in June 1993. Mr. Wollman also has served as Controller of Infotech since June, 1993, and serves as Acting Chief Financial Officer of Hadron, Inc. Mr. Wollman receives no compensation from the Company; Mr. Wollman receives compensation from Hadron, Inc., and TII. Pursuant to an agreement between the Company and TII, TII invoices the Company for time devoted by Mr. Wollman to the Company's affairs. See "Board of Directors Interlocks and Insider Participation - TII Sublease."

Stock Option Plan

     In October 1995, the Board of Directors approved the Comtex Scientific Corporation 1995 Stock Option Plan. The new Plan provides for the issuance of incentive stock options within the meaning of Section 422 of the Internal Revenue Code and non-qualified stock options in order to recruit and retain key employees, and is subject to stockholder approval. The terms of the new Plan are summarized in "Proposal No. 3 - Adoption of Comtex Scientific Corporation 1995 Stock Option Plan."

Compensation of Directors

     During fiscal year 1995, the Company's directors were reimbursed for travel expenses in connection with attendance at Board of Directors' meetings. Non-employee directors of the Company also received a fee of $400 in cash for each Board of






Directors' meeting attended. Employee directors did not receive additional compensation for Board of Directors' meeting attendance. The Company's directors did not receive any compensation for special assignments during fiscal year 1995.

Employment Agreements

     The Company has an employment contract with Mr. Terry, who was appointed President of the Company in August, 1994. Under the terms of a letter agreement dated July 19, 1994, Mr. Terry was employed for a one-year period, subject to renewal, at the Company's discretion, for two additional one-year terms. The agreement provides that Mr. Terry is to be paid an annual salary of $120,000, subject to annual increases in salary commensurate with annual increases awarded to other executive officers of the Company. Mr. Terry is entitled to receive six months severance pay in the event that the Company terminates his employment or determines not to renew his employment agreement, unless his termination is for reasons of gross negligence, wilful misconduct or the commission of a felony or crime of moral turpitude. The agreement also provides for the issuance to Mr. Terry of non-qualified options to acquire 392,733 shares of the Company's common stock; the option is to vest in equal amounts over a three-year period, and the exercise price is to be determined in accordance with the terms of the Company stock plan pursuant to which the options are granted. Mr. Terry is eligible to receive a bonus based upon the achievement of specified annual gross revenue and net income goals.

Board of Directors Report on Executive Compensation

     General. The Company's believes that its compensation policies are designed to provide competitive levels of compensation that integrate salary with the Company's annual and long-term quantitative and qualitative performance factors, reward above-average corporate performance, recognize individual initiative and achievements and assist the Company in attracting and retaining qualified executives.

     The Company establishes compensation based on both objective and subjective criteria. Objective criteria include actual versus target annual operating budget performance and actual versus target revenue growth, either as to the Company as a whole, or as to the officer's particular operating unit. Subjective performance criteria encompass evaluation of each officer's initiative and contribution to overall corporate performance, the officer's managerial ability, and the officer's performance in any special projects that the officer may have undertaken.









     The Company also endorses the position that stock ownership by management and stock-based performance compensation arrangements are beneficial in aligning managements' and stockholders' interests in the enhancement of stockholder value.
The Company has proposed that stockholders adopt a new stock incentive plan. See "Proposal No. 3 - Adoption of Comtex
Scientific Corporation 1995 Stock Option Plan."

     1995 Compensation for Mr. Terry. Mr. Terry was appointed President of the Company in August 1994. In July, 1994, the Company and Mr. Terry entered into a letter agreement regarding the terms of Mr. Terry's employment. Mr. Terry's employment agreement is described in "Executive Compensation - Employment Agreements," above. Mr. Terry's compensation during fiscal year 1995 was determined by the terms of his employment agreement. The Company believes that Mr. Terry's employment agreement bases his compensation upon objective quantitative performance factors (a bonus based upon his meeting annual gross revenue and net income goals) and other non-performance based elements (a base annual salary).

                         SUBMITTED BY THE BOARD OF DIRECTORS

                         C.W. Gilluly
                         Charles W. Terry
                         Erik Hendricks
                         Robert A. Nigro

Board of Directors Interlocks and Insider Participation

     General. During fiscal year 1995, compensation decisions were made by the Company's Board of Directors, the members of which were Dr. Gilluly, the Company's Chairman and Chief Executive Officer, Mr. Terry, the Company's President, Erik Hendricks and Robert Nigro. All Board members participated in discussions of executive officer compensation. Dr. Gilluly formerly served as President of the Company. Dr. Gilluly also serves as Chairman and Chief Executive Officer of Infotech, the Company's majority (approximately 60%) stockholder, as well as Chairman and Chief Executive Officer of TII. The majority
stockholder (approximately 82%) of TII is Infotech.   During
fiscal year 1995, Infotech, TII and the Company engaged in the transactions described below.

     TII Sublease. The Company subleases office space from TII. Pursuant to an agreement entered into in September, 1993, the Company and TII may perform programming, marketing, and general and administrative tasks for each other. TII and Comtex also are entitled to use each other's office equipment and accessories. Under the Company's agreement with TII, the Company subleases space from TII at the rental rate paid by TII to its landlord (an unaffiliated party). The agreement also specifies billing rates






for services performed by non-support staff labor, and payment terms for office supplies and equipment maintenance contracts.

     Princeton Capital Financing. In February, 1995, the Company entered into a Contracts Financing Agreement with Princeton Capital Finance Company, L.L.C. ("PrinCap") dated February 17, 1995 (the "PrinCap Financing Agreement"). The PrinCap Financing Agreement provides a $1 million credit facility secured by approved inventory, unbilled accounts receivable and billed accounts receivable to support both the MRI business and the Company's other business. Under the PrinCap Financing Agreement, PrinCap agreed to finance approved inventory and unbilled accounts receivable at an annualized interest rate equal to the prime rate, as defined in THE WALL STREET JOURNAL on the date of borrowing, plus four percent (4%), and billed accounts receivable at an annualized interest rate equal to the prime rate plus three percent (3%). In order to obtain the PrinCap financing, PrinCap required a corporate guarantee from TII, a cross-guarantee from Infotech and a $1,000,000 limited personal guarantee from Dr. Gilluly and his wife. As partial consideration for the agreement by the Gillulys to personally guarantee the PrinCap financing and to make certain loans to TII prior to the PrinCap financing, Dr. Gilluly and his wife received options to acquire shares of the Company's common stock. These options are described below in "Board of Directors Interlocks and Insider Participation - Acquisition by the Company of Certain Assets of TII - 4.
Purchase Price - Options to Acquire Company Stock."

     Acquisition by the Company of Certain Assets of TII. During fiscal year 1995, the Company negotiated and consummated (subject to a "put" right to reverse the transaction, as discussed below) the acquisition (the "MRI Acquisition") of certain assets of TII. The assets acquired included substantially all of the assets of TII's sole operating division, MRI. MRI's business consists of providing sales, leasing and maintenance support of integrated information systems, computer hardware and software primarily to the U.S. House of Representatives.

     The Company has the right, under certain circumstances, to require TII to repurchase TII assets acquired by the Company, and to require TII to re-assume TII liabilities assumed by the Company. The Company has not yet determined whether to exercise this "put" right. The Company has determined, because of the existence of the put right, not to reflect assets acquired, and liabilities assumed, from TII in its financial statements, and not to reflect the results of operations of the acquired MRI business in its financial statements.











     The following is a summary of certain provisions of the material agreements relating to the MRI transaction.

     1.   Pre-Closing Operations of MRI

     On February 17, 1995, the Board of Directors of the Company authorized the MRI Acquisition. In anticipation of the closing of the transaction, and to preserve the MRI assets, the Company entered into an Operating Agreement with TII effective as of February 17, 1995. Pursuant to the Operating Agreement, TII delegated its full right and authority to operate and manage its business to the Company. The Company operated the business of TII from February 17, 1995 until the closing of the MRI Acquisition on May 16, 1995.

     2.   Purchase Price - General

     On May 16, 1995, the Company entered into an Asset Purchase
Agreement (the "Asset Purchase Agreement") with TII pursuant to which the Company acquired on that date substantially all of the assets, and assumed certain liabilities, of TII.

     The consideration for the TII assets was (i) the tangible book value of the purchased assets as of the closing plus (ii) $200,000. The tangible book value of the assets, as of the closing, was stipulated to be $2,092,700. As discussed below, to the extent the difference between the amount of TII liabilities assumed by the Company and the tangible book value of the assets as of the closing exceeds $150,565, the Company is entitled to a reduction in certain indebtedness of the Company to Infotech.

     The Asset Purchase Agreement provides that the purchase price is to be paid by (i) the assumption by the Company of certain liabilities of TII (the amount of which, as of the closing, was stipulated to be $2,243,265), (ii) the granting by the Company to TII of options to acquire common stock of the Company, (iii) at TII's request, the granting by the Company to Dr. Gilluly and his wife of options to acquire common stock of the Company and (iv) the principal reduction of the indebtedness owed by the Company to Infotech. The Company has utilized the acquired TII assets to conduct the MRI business.

     3.   Purchase Price - Assumption of Certain TII Liabilities

     As partial consideration for the TII assets, the Company assumed all debts, liabilities or other obligations of TII related to the assets acquired, including without limitation $50,000 owed to Dr. Gilluly. The amount of assumed liabilities was stipulated in the Asset Purchase Agreement to be $2,243,265. The Company did not assume liabilities related to (i) a note and other payables of TII owed to Infotech in the aggregate amount of approximately $4,114,000, (ii) other TII liabilities which were






not directly related to the MRI business and which totaled approximately $490,000 and (iii) certain amounts payable in excess of $100,000 from TII to the Federal Deposit Insurance
Corporation.

     4.   Purchase Price - Options to Acquire Company Stock

     As additional consideration for the TII assets, the Company issued to TII and, at the request of TII, to the Gillulys options to purchase common stock of the Company pursuant to two Stock Option Agreements dated May 16, 1995 (the "Comtex/TII Option Agreement" and the "Comtex/Gilluly Option Agreement," respectively). As partial consideration for the agreement by the Gillulys to personally guarantee the PrinCap financing and to make certain loans to TII prior to the PrinCap financing, Infotech and PTSI, Infotech's wholly-owned subsidiary, granted to the Gillulys options to purchase common stock of the Company owned by Infotech and PTSI pursuant to a Stock Option Agreement dated May 16, 1995 (the "Infotech/PTSI/Gilluly Option Agreement" and, together with the Comtex/TII Option Agreement and Comtex/Gilluly Option Agreement, the "Stock Option Agreements").

     Each Stock Option Agreement contained formulae for determining the number of shares, and exercise price per share, thereunder, based upon certain factors. The number of such shares, and the exercise price per share for each Stock Option Agreement has now been computed and is as follows: the Comtex/TII Option Agreement, no shares; the Comtex/Gilluly Option Agreement, 2,540,503 shares at $.10 per share; and the Infotech/PTSI/Gilluly Option Agreement, 2,540,503 shares at $.10 per share.

     5.   Purchase Price - Restructure of Indebtedness

     The final component of the consideration in the MRI Acquisition involved a restructure of certain indebtedness of the Company to Infotech. Prior to the closing of the MRI Acquisition, the Company had been in default under certain promissory notes executed by the Company and payable to Infotech in the aggregate principal amount of $1,040,000 (the "1986 Infotech Notes") which matured on June 23, 1991. In partial consideration for the Company's assumption of certain liabilities of TII, Infotech agreed to (i) waive the Company's existing defaults under the 1986 Infotech Notes, (ii) forgive $150,565 of the outstanding principal balance thereof and (iii) amend, consolidate and restate the 1986 Infotech Notes as an Amended, Consolidated and Restated 10% Senior Subordinated and Secured Note (the "Amended Infotech Note").

     The Amended Infotech Note is in the principal amount of $889,435, carries an interest rate of ten percent (10%) on the unpaid principal balance and is due on July 1, 2002. The Amended
Infotech Note is collateralized by a continuing collateral






interest in all receivables, all products of such receivables and the proceeds thereof, all purchase orders, and all patents and technology now or hereafter held or received by the Company. Interest on the Amended Infotech Note is payable quarterly commencing on June 30, 1995. The Amended Infotech Note is subordinated in right of payment to the prior payment in full of all Senior Indebtedness of the Company. The term "Senior Indebtedness" includes the principal and interest charges, existing or hereafter incurred on the Company's obligations, including indebtedness arising from the PrinCap Financing Agreement.

     In conjunction with the Amended Infotech Note, the Company and Infotech entered into an Agreement dated May 16, 1995 whereby Infotech agreed to reduce the outstanding principal of the Amended Infotech Note in certain circumstances. These circumstances include payments made by the Company to satisfy certain conditions set forth in the Asset Purchase Agreement, losses incurred by the MRI business during a specified period of time or any losses, and liabilities or expenses incurred by the Company arising from any inaccuracy or breach of any representations or warranties contained in the Asset Purchase Agreement. The principal of the Amended Infotech Note may be increased in the event that Dr. Gilluly and his wife exercise certain options to purchase common stock of the Company owned by Infotech and granted to the Gillulys, because the Gillulys may pay all or a portion of the exercise price of such options by assignment of indebtedness resulting from advances by the Gillulys to the MRI business. Dr. Gilluly has made advances to the MRI business in an outstanding principal amount, as of the date of this Proxy Statement, of approximately $235,000.

     6.   "Put" Agreement

     Because the Company agreed to close the MRI Acquisition prior to the satisfaction of all conditions to closing, the Asset Purchase Agreement permits the Company, in the event certain conditions are not satisfied prior to December 31, 1995, to require TII to repurchase all or any portion of the TII assets acquired by the Company pursuant to the Asset Purchase Agreement in accordance with a Put Agreement dated May 16, 1995, between the Company and TII. These conditions include (i) the satisfactory examination of the MRI business and assets by the Company, including the right to inspect and copy the financial and corporate books and records of TII and such other data and information as the Company may reasonably request, (ii) the receipt by the Company of Uniform Commercial Code and lien searches or other evidence reflecting the status of title to the assets satisfactory to the Company, (iii) the receipt of all requisite approvals and consents from creditors of TII, governmental and regulatory authorities, and any other third parties whose approval or consent is required, and (iv)






compliance in all respects with all laws, rules and regulations applicable to the transaction.

     If the put is exercised, TII is obligated to pay the Company an amount equal to the portion of the purchase price attributable to the assets being sold back to TII plus interest at the rate of 10% per annum on such portion of the purchase price, minus the amount of net revenues, if any, derived by the Company from the purchased assets. TII also is required to assume any and all liabilities and obligations related to or arising from the assets sold back to TII.

     In the event all conditions are not satisfied on or before December 31, 1995, and the Company fails or elects not to exercise the put option on or before February 16, 1995, the Company will be deemed to have waived the unsatisfied condition(s) and have no further right to exercise the put option, and the principal amount outstanding from the Company to Infotech will be reduced and forgiven by Infotech by and to the extent of the amount paid by the Company, at its sole option, in excess of the agreed consideration in order to satisfy the unsatisfied condition(s).







          CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Certain relationships and related transactions involving directors of the Company and certain other entities are described in "Executive Compensation - Board of Directors Interlocks and
Insider Participation."

                        PERFORMANCE GRAPH

     Applicable federal securities laws require the Company to present in this Proxy Statement a performance graph comparing the yearly percentage change in the Company's cumulative total stockholder return with the cumulative total return of peer issuers or certain other benchmarks. Trading of the Company's common stock, since it was delisted from the Nasdaq Stock Market in October 1990, has been limited and sporadic. To the Company's knowledge, during calendar year 1995 a only a small number of trades have been completed. The Company believes that the low trading volume of the Company's common stock and lack of reliable information regarding such trading make any performance graph based on information available to the Company potentially misleading. The Company therefore has determined to omit the performance graph from this Proxy Statement.


                  COMPLIANCE WITH SECTION 16(a)
              OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Exchange Act requires the Company's officers, directors and persons who own more than 10% of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than 10% stockholders are required by the regulation to furnish the Company with copies of the Section 16(a) forms which they file.

     To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company, and written representations that no other reports were required during the fiscal year beginning July 1, 1994 and ended June 30, 1995, all
Section 16(a) filing requirements applicable to the Company's officers, directors and greater than ten percent beneficial owners were complied with.


                      STOCKHOLDER PROPOSALS

     Proposals of stockholders of the Company that are intended to be presented at the Company's 1996 Annual Meeting of Stockholders must be received by the Company no later than July
12, 1996 in order that they may be included in the proxy statement and form of proxy relating to that meeting.






                          ANNUAL REPORT

     A copy of the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1995, including the financial statements and notes thereto is being mailed to the stockholders of record along with this Proxy Statement. Requests for copies of such report and/or exhibit(s) should be directed to the Company at 4900 Seminary Road, Suite 800, Alexandria, Virginia 22311, Attention: Corporate Secretary.


                          OTHER MATTERS

     The Board of Directors knows of no other business to be acted upon at the Annual Meeting other than the matters referred to in this Proxy Statement. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed proxy to vote the shares they represent as the Board of Directors may recommend.


By Order of the Board of Directors



Thomas Wollman
Secretary



Date: November 9, 1995








                                                       APPENDIX A




                  COMTEX SCIENTIFIC CORPORATION
                      1995 STOCK OPTION PLAN


     SECTION 1. Purpose of the Plan. The purpose of this Comtex Scientific Corporation 1995 Stock Option Plan ("Plan") is to encourage ownership of common stock, $.01 par value ("Common Stock"), of Comtex Scientific Corporation, a New York corporation (the "Company"), by eligible key employees, directors and consultants of the Company and its Affiliates (as defined below) and to provide increased incentive for such employees, directors and consultants to render services and to exert maximum effort for the business success of the Company. In addition, the Company expects that the Plan will further strengthen the identification of employees, directors and consultants with the stockholders. Certain options to be granted under this Plan are intended to qualify as Incentive Stock Options ("ISOs") pursuant to Section 422 of the Internal Revenue Code of 1986, as amended ("Code"), while other options granted under this Plan will be nonqualified options which are not intended to qualify as ISOs ("Nonqualified Options"), either or both as provided in the agreements evidencing the options as provided in Section 6 hereof. As used in this Plan, the term "Affiliates" means any "parent corporation" of the Company and any "subsidiary corporation" of the Company within the meaning of Code Sections 424(e) and (f), respectively.

     SECTION 2.  Administration of the Plan.

          (a) Administrators. The Plan shall be administered by administrators (the "Administrators") designated by the Board of Directors of the Company (the "Board"), and consisting of not fewer than two members of the Board. Pursuant to Rule 16b-3 of the Securities Exchange Act of 1934, as amended ("Exchange Act"), no director shall serve as an administrator unless he is a "disinterested person" within the meaning of said Rule 16b-3.

          (b) Administrators' Action. The Administrators shall hold meetings at such times and places as they may determine. A majority of Administrators shall constitute a quorum, and all determinations of the Administrators shall be made by not less than a majority thereof. Any decision or determination reduced to writing and signed by a majority of the Administrators shall be fully effective as if it had been made by a majority vote of the Administrators at a meeting duly called and held. The Administrators may designate the Secretary of the Company or other Company employees to assist the Administrators in the administration





     of the Plan, and may grant authority to such persons to execute award agreements or other documents on behalf of the Administrators and the Company. Any duly constituted committee of the Board satisfying the qualifications of this
     Section 2 may be appointed as the Administrators.

          (c) Administrators' Expenses. All expenses and liabilities incurred by the Administrators in the administration of the Plan shall be borne by the Company.
     The Administrators may employ attorneys, consultants, accountants or other persons.

     SECTION 3. Stock Reserved for the Plan. Subject to adjustment as provided in Section 6(k) hereof, the maximum number of shares of Common Stock for which options granted hereunder may be exercised shall be 1,200,000. The shares subject to the Plan shall consist of authorized but unissued shares of Common Stock and such number of shares shall be and is hereby reserved for sale for such purpose. Any of such shares which may remain unsold and which are not subject to outstanding options at the termination of the Plan shall cease to be reserved for the purpose of the Plan, but until termination of the Plan or the termination of the last of the options granted under the Plan, whichever last occurs, the Company shall at all times reserve a sufficient number of shares to meet the requirements of the Plan. Should any option expire or be cancelled prior to its exercise in full, the shares theretofore subject to such option may again be made subject to an option under the Plan.

     SECTION 4.  Eligibility.

          (a) The persons eligible to participate in the Plan as a recipient of options ("Optionee") shall include only key employees, directors and consultants of the Company or its Affiliates at the time the option is granted. An employee or consultant who has been granted an option hereunder may be granted an additional option or options, if the Administrators shall so determine.

          (b) During the term of the Plan, each non-employee director elected or appointed to the Board (other than non-employee directors holding office on the date of adoption of this Plan, whose initial grants are discussed below) will automatically receive on the date of his first initial appointment to the Board, an option to purchase 2,500 shares of the Common Stock (the "Initial Option") at a per share exercise price equal to the fair market value of the Common Stock on the date of grant. Subject to acceleration upon the occurrence of certain prescribed events, such option becomes exercisable as to one-third upon the date of grant, one-third upon the first anniversary of the date of grant


                               -29-                                29





     and one-third upon the second anniversary of the date of grant.

     Each non-employee director holding office on the date of adoption of this Plan by the Board shall receive on such date two options, each to purchase 2,500 shares of the Common Stock at a per share exercise price equal to the fair market value of the Common Stock on such date. Subject to acceleration upon the occurrence of certain prescribed events, one of such options shall become exercisable as to two-thirds on the date of grant, and shall become exercisable as to the remaining one-third on the first anniversary of the date of grant (the "Two-Thirds Option"), and the other option shall become exercisable as to one-third upon the date of grant, one-third upon the first anniversary of the date of grant and one-third upon the second anniversary of the date of grant (the "One-Third Option").

     Each non-employee director (including non-employee directors holding office on the date of adoption of this Plan) will automatically receive on each anniversary of his initial election or appointment to the Board or, in the case of non-employee directors holding office as of the date of adoption of this Plan each anniversary of such date, an option to purchase 2,500 shares of the Common Stock exercisable at a per share value equal to the fair market value for the Common Stock on the applicable additional grant date. Subject to acceleration upon the occurrence of certain prescribed events, each such option shall become exercisable as to one-third upon the date of grant, one-third upon the first anniversary of the date of grant and one-third upon the second anniversary of the date of grant.

     The Two-Thirds Options shall terminate, to the extent not exercised prior thereto, upon the earlier to occur of (i) the fourth anniversary of the date of grant and (ii) ninety days after the cessation of the Optionee's service as a member of the Board (to the extent vested upon the date of such cessation). All other options granted to non-employee directors (including, without limitation, the One-Thirds Options) shall terminate, to the extent not exercised prior thereto, upon the earlier to occur of (i) the fifth anniversary of the date of grant and (ii) ninety days after the cessation of the Optionee's service as a member of the Board (to the extent vested upon the date of such cessation).






                               -30-                                30





     SECTION 5.  Grant of Options.

          (a) Administrators' Discretion. The Administrators shall have sole and absolute discretionary authority (i) to determine, authorize, and designate those key employees, directors and consultants of the Company or its Affiliates who are to receive options under the Plan, (ii) to determine the number of shares of Common Stock to be covered by such options and the terms thereof, and (iii) to determine the type of option granted: ISO, Nonqualified Option or a combination of ISO and Nonqualified Options; provided that a non-employee director may not receive any ISOs. The Administrators shall thereupon grant options in accordance with such determinations as evidenced by a written option agreement. Subject to the express provisions of the Plan, the Administrators shall have discretionary authority to prescribe, amend and rescind rules and regulations relating to the Plan, to interpret the Plan, to prescribe and amend the terms of the option agreements (which need not be identical) and to make all other determinations deemed necessary or advisable for the administration of the Plan.

          (b) Stockholder Approval. All options granted under this Plan are subject to, and may not be exercised before, the approval of this Plan by the affirmative vote of the holders of a majority of the votes cast at a meeting of the stockholders or by written consent in accordance with the laws of the State of New York. If such approval by the stockholders of the Company is not forthcoming, all options previously granted under this Plan shall be void.

          (c) Limitation on Incentive Stock Options. The aggregate fair market value (determined in accordance with Section 6(b) of this Plan at the time the option is granted) of the Common Stock with respect to which ISOs may be exercisable for the first time by any Optionee during any calendar year under all such plans of the Company and its Affiliates shall not exceed $100,000.

     SECTION 6. Terms and Conditions. Each option granted under the Plan shall be evidenced by an agreement, in a form approved by the Administrators, which shall be subject to the following express terms and conditions and to such other terms and conditions as the Administrators may deem appropriate.

          (a) Option Period. The Administrators shall promptly notify the Optionee of the option grant and a written agreement shall promptly be executed and delivered by and on behalf of the Company and the Optionee, provided that the option grant shall expire if a written agreement is not signed by said Optionee (or his agent or attorney) and returned to the Company within 60 days from date of receipt

                               -31-                                31





     by the Optionee of such agreement. The date of grant shall be the date the option is actually granted by the Administrators, even though the written agreement may be executed and delivered by the Company and the Optionee after that date. Each option agreement shall specify the period for which the option thereunder is granted (which in no event shall exceed ten years from the date of grant) and shall provide that the option shall expire at the end of such period. If the original term of an option is less than ten years from the date of grant, the option may be amended prior to its expiration, with the approval of the Administrators and the Optionee, to extend the term so that the term as amended is not more than ten years from the date of grant. In the case of an ISO granted to an individual who, at the time of grant, owns stock comprising more than 10 percent of the total combined voting power of all classes of stock of the Company or its Affiliate ("Ten Percent Stockholder"), such period shall not exceed five years from the date of grant.

          (b) Option Price. The purchase price of each share of Common Stock subject to each option granted pursuant to the Plan shall be determined by the Administrators at the time the option is granted and, in the case of ISOs, shall not be less than 100% of the fair market value of a share of Common Stock on the date the option is granted, as determined by the Administrators. In the case of an ISO granted to a Ten Percent Stockholder, the option price shall not be less than 110% of the fair market value of a share of Common Stock on the date the option is granted. The purchase price of each share of Common Stock subject to a Nonqualified Option under this Plan shall be determined by the Administrators prior to granting the option. The Administrators shall set the purchase price for each share subject to a Nonqualified Option at such price as the Administrators in their sole discretion shall determine, provided that the purchase price of each share of Common Stock subject to a Nonqualified Option shall not be greater than the fair market value of a share of Common Stock on the date the option is granted as determined by the Administrators.

          For all purposes under the Plan, the fair market value of a share of Common Stock on a particular date shall be equal to the average of the reported high and low bid prices of the Common Stock for the preceding ten (10) days. In the event the Common Stock is not actively traded at the time a determination of its value is required to be made hereunder, the determination of its fair market value shall be made by the Administrators in such manner as it deems appropriate.




                               -32-                                32





          (c) Exercise Period. The Administrators may provide in the option agreement that an option may be exercised in whole, immediately, or is to be exercisable in increments. However, no portion of any option may be exercisable by an Optionee prior to the approval of the Plan by the stockholders of the Company.

          (d) Procedure for Exercise. Options shall be exercised by the delivery of written notice to the Secretary of the Company setting forth the number of shares with respect to which the option is being exercised. Such notice shall be accompanied by cash or cashier's check, bank draft, postal or express money order payable to the order of the Company, or at the option of the Administrators, in Common Stock theretofore owned by such Optionee (or any combination of cash and Common Stock). Notice may also be delivered by telefax provided that the purchase price of such shares is delivered to the Company via wire transfer on the same day the telefax is received by the Company. The notice shall specify the address to which the certificates for such shares are to be mailed. An Optionee shall be deemed to be a stockholder with respect to shares covered by an option on the date the Company receives such written notice and such option payment.

     As promptly as practicable after receipt of such written notification and payment, the Company shall deliver to the Optionee certificates for the number of shares with respect to which such option has been so exercised, issued in the Optionee's name or such other name as Optionee directs; provided, however, that such delivery shall be deemed effected for all purposes when a stock transfer agent of the Company shall have deposited such certificates in the United States mail, addressed to the Optionee at the address specified pursuant to this Section 6(d).

          (e) Termination of Employment or Service. If an employee or consultant to whom an option is granted ceases to be employed or engaged by the Company for any reason other than death or disability or if a director to whom an option is granted ceases to serve on the Board for any reason other than death or disability, any option which is exercisable on the date of such termination of employment or engagement or cessation of service from the Board shall expire ninety (90) days following such date of such termination of employment or engagement or cessation of service from the Board.

          (f) Disability or Death of Optionee. In the event of the determination of disability or death of an Optionee under the Plan while he is employed or engaged by the Company or while he serves on the Board, the options

                               -33-                                33





     previously granted to him may be exercised (to the extent he would have been entitled to do so at the date of the determination of disability or death) at any time and from time to time, within a three-month period after such determination of disability or death, by the former employee, director or consultant, the guardian of his estate, the executor or administrator of his estate or by the person or persons to whom his rights under the option shall pass by will or the laws of descent and distribution, but in no event may the option be exercised after its expiration under the terms of the option agreement. An Optionee shall be deemed to be disabled if, in the opinion of a physician selected by the Administrators, he is incapable of performing services for the Company of the kind he was performing at the time the disability occurred by reason of any medically determinable physical or mental impairment which can be expected to result in death or to be of long, continued and indefinite duration. The date of determination of disability for purposes hereof shall be the date of such determination by such physician. The Administrators, in their sole discretion, may allow an Optionee to exercise all or a portion of the Options granted but unexercised for a longer period than three months after disability or death.

          (g) Assignability. An option shall not be assignable or otherwise transferable except by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined in the Code or Title I of the Employee Retirement Income Security Act, as amended, or the rules thereunder. During the lifetime of an Optionee, an option shall be exercisable only by him.

          (h) Incentive Stock Options. Each option agreement may contain such terms and provisions as the Administrators may determine to be necessary or desirable in order to qualify an option designated as an incentive stock option.

          (i) No Rights as Stockholder. No Optionee shall have any rights as a stockholder with respect to shares covered by an option until the option is exercised by the written notice and accompanied by payment as provided in clause (d) above.

          (j) Extraordinary Corporate Transactions. The existence of outstanding options shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations, exchanges, or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issuance of Common Stock or other securities or subscription rights thereto, or

                               -34-                                34





     any issuance of bonds, debentures, preferred or prior preference stock ahead of or affecting the Common Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise. If the Company recapitalizes or otherwise changes its capital structure, or merges, consolidates, sells all of its assets or dissolves (each of the foregoing a "Fundamental Change"), then thereafter upon any exercise of an option theretofore granted, the Optionee shall be entitled to purchase under such option, in lieu of the number of shares of Common Stock as to which option shall then be exercisable, the number and class of shares of stock and securities to which the Optionee would have been entitled pursuant to the terms of the Fundamental Change if, immediately prior to such Fundamental Change, the Optionee had been the holder of record of the number of shares of Common Stock as to which such option is then exercisable. If (i) the Company shall not be the surviving entity in any merger or consolidation (or survives only as a subsidiary of another entity), (ii) the Company sells all or substantially all of its assets to any other person or entity (other than a wholly-owned subsidiary), (iii) any person or entity (including a "group" as contemplated by Section 13(d) (3) of the Exchange Act) acquires or gains ownership or control of (including, without limitation, power to vote) more than 50% of the outstanding shares of Common Stock, (iv) the Company is to be dissolved and liquidated, or (v) as a result of or in connection with a contested election of directors, the persons who were directors of the Company before such election shall cease to constitute a majority of the Board, the Administrators, in their sole discretion, may accelerate the time at which all or a portion of an Optionee's Options may be exercised for a limited period of time before or after a specified date.

          (k) Changes in Company's Capital Structure. If the outstanding shares of Common Stock or other securities of the Company, or both, for which the option is then exercisable shall at any time be changed or exchanged by declaration of a stock dividend, stock split, or combination of shares, the number and kind of shares of Common Stock or other securities which are subject to the Plan or subject to any options theretofore granted, and the option prices, shall be appropriately and equitably adjusted so as to maintain the proportionate number of shares or other securities without changing the aggregate option price.

          (l) Acceleration of Options. Except as hereinbefore expressly provided, (i) the issuance by the Company of shares of stock of any class of securities convertible into

                               -35-                                35





     shares of stock of any class, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, (ii) the payment of a dividend in property other than Common Stock or (iii) the occurrence of any similar transaction, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Common Stock subject to options theretofore granted or the purchase price per share, unless the Administrators shall determine in their sole discretion that an adjustment is necessary to provide equitable treatment to the Optionee. Notwithstanding anything to the contrary contained in this Plan, the Administrators may in their sole discretion accelerate the time at which any option may be exercised, including, but not limited to, upon the occurrence of the events specified in this Section 6.

     SECTION 7. Amendments or Termination. The Board may amend, alter or discontinue the Plan, but no amendment or alteration shall be made which would impair the rights of any Optionee, without his consent, under any option theretofore granted, or which, without the approval of the stockholders, would: (i) except as is provided in Section 6(k) of the Plan, increase the total number of shares reserved for the purposes of the Plan,
(ii) change the class of persons eligible to participate in the Plan as provided in Section 4 of the Plan, (iii) extend the applicable maximum option period provided for in Section 6(a) of the Plan, (iv) extend the expiration date of this Plan set forth in Section 14 of the Plan, (v) except as provided in Section 6(k) of the Plan, decrease to any extent the option price of any option granted under the Plan or (vi) withdraw the administration of the Plan from the Administrators.

     SECTION 8. Compliance With Other Laws and Regulations. The Plan, the grant and exercise of options thereunder, and the obligation of the Company to sell and deliver shares under such options, shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any governmental or regulatory agency as may be required. The Company shall not be required to issue or deliver any certificates for shares of Common Stock prior to the completion of any registration or qualification of such shares under any federal or state law or issuance of any ruling or regulation of any government body which the Company shall, in its sole discretion, determine to be necessary or advisable. Any adjustments provided for in subparagraphs 6(j), (k) and (l) shall be subject to any shareholder action required by New York corporate law.



                               -36-                                36





     SECTION 9. Purchase for Investment. Unless the options and shares of Common Stock covered by this Plan have been registered under the Securities Act of 1933, as amended, or the Company has determined that such registration is unnecessary, each person exercising an option under this Plan may be required by the Company to give a representation in writing that he is acquiring such shares for his own account for investment and not with a view to, or for sale in connection with, the distribution of any part thereof.

     SECTION 10. Taxes.

          (a) The Company may make such provisions as it may deem appropriate for the withholding of any taxes which it determines is required in connection with any options granted under this Plan.

          (b) Notwithstanding the terms of Paragraph 11(a), any Optionee may pay all or any portion of the taxes required to be withheld by the Company or paid by him in connection with the exercise of a nonqualified option by electing to have the Company withhold shares of Common Stock, or by delivering previously owned shares of Common Stock, having a fair market value, determined in accordance with Paragraph 6(b), equal to the amount required to be withheld or paid. An Optionee must make the foregoing election on or before the date that the amount of tax to be withheld is determined ("Tax Date"). All such elections are irrevocable and subject to disapproval by the Administrators.

     SECTION 11. Replacement of Options. The Administrators from time to time may permit an Optionee under the Plan to surrender for cancellation any unexercised outstanding option and receive from the Company in exchange an option for such number of shares of Common Stock as may be designated by the Administrators. The Administrators may, with the consent of the person entitled to exercise any outstanding option, amend such option, including reducing the exercise price of any option to not less than the fair market value of the Common Stock at the time of the amendment and extending the term thereof.

     SECTION 12. No Right to Company Employment. Nothing in this Plan, or as a result of any option granted pursuant to this Plan, shall confer on any individual any right to continue in the employ of the Company or interfere in any way with the right of the Company to terminate an individual's employment at any time. The option agreements may contain such provisions as the Administrators may approve with reference to the effect of approved leaves of absence.




                               -37-                                37





     SECTION 13. Liability of Company.  The Company and any
Affiliate which is in existence, or hereafter comes into existence, shall not be liable to an Optionee or other persons as to:

          (a) The Non-Issuance of Shares. The non-issuance or sale of shares as to which the Company has been unable to obtain from any regulatory body having jurisdiction the authority deemed by the Company's counsel to be necessary to the lawful issuance and sale of any shares hereunder; and

          (b) Tax Consequences. Any tax consequence expected, but not realized, by any Optionee or other person due to the exercise of any option granted hereunder.

     SECTION 14. Effectiveness and Expiration of Plan. The Plan shall be effective on the date the Board adopts the Plan. If the stockholders of the Company fail to approve the Plan within twelve months of the date the Board approved the Plan, the Plan shall terminate and all options previously granted under the Plan shall become void and of no effect. The Plan shall expire ten years after the date the Board approves the Plan and thereafter no option shall be granted pursuant to the Plan.

     SECTION 15. Non-Exclusivity of the Plan. Neither the adoption by the Board, nor the submission of the Plan to the stockholders of the Company for approval, shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including without limitation, the granting of restricted stock or stock options otherwise than under the Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

     SECTION 16. Governing Law. This Plan and any agreements hereunder shall be interpreted and construed in accordance with the laws of the State of New York and applicable federal law.

     SECTION 17. Cashless Exercise. The Administrators also may allow cashless exercises as permitted under Federal Reserve Board's Regulation T, subject to applicable securities law restrictions, or by any other means which the Administrators determine to be consistent with the Plan's purpose and applicable law. The proceeds from such a payment shall be added to the general funds of the Company and shall be used for general corporate purposes.




                               -38-                                38

                                                            APPENDIX B

      PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                  COMTEX SCIENTIFIC CORPORATION
        FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD
                        DECEMBER 18, 1995

          The undersigned appoints Thomas Wollman or S. Amber Gordon, or either of them, with full power of substitution, to attend the Annual Meeting of Stockholders of Comtex Scientific Corporation on December 18, 1995, and any adjournments thereof, and to vote all shares which the undersigned would be entitled to vote if personally present upon the following matters set forth in the Notice of Annual Meeting and Proxy Statement.


1.   ELECTION OF DIRECTORS
     [  ] FOR the FOUR nominees listed below
          (except as marked to the contrary below)

     [ ] WITHHOLD AUTHORITY to vote for the FOUR nominees listed below

      C.W. Gilluly, Ed. D., Charles W. Terry, Erik Hendricks
                       and Robert A. Nigro

INSTRUCTION:   To withhold authority for any individual nominee,
write that nominee's name in the space provided below:
_________________________________________________________________

2. Proposal to ratify the selection of Coopers & Lybrand, L.L.P. as independent accountants for the Company for fiscal year 1996.

     [  ]  FOR this proposal
     [  ]  AGAINST this proposal
     [  ]  ABSTAIN

3.   Proposal to adopt the Comtex Scientific Corporation 1995
     Stock Option Plan.

     [  ]  FOR this proposal
     [  ]  AGAINST this proposal
     [  ]  ABSTAIN

4. Proposal to amend the Certificate of Incorporation of the Company to increase the number of authorized shares of common stock of the Company to 18,000,000.

     [  ]  FOR this proposal
     [  ]  AGAINST this proposal
     [  ]  ABSTAIN



5. Proposal to amend the Certificate of Incorporation of the Company to eliminate the personal liability of directors of the Company under certain circumstances.

     [  ]  FOR this proposal
     [  ]  AGAINST this proposal
     [  ]  ABSTAIN

6. In their discretion, upon such other business as may properly come before the meeting and any adjournments thereof.


                               PLEASE DATE, SIGN AND RETURN
                                       PROXY PROMPTLY
                               Receipt of Notice of Annual
                               Meeting and Proxy Statement
                               is hereby acknowledged

                               __________________________________
                                     Stockholder's Signature

                               __________________________________
                                     Joint Holder's Signature
                                           (If applicable)

                               Date:  ___________________________

     When properly executed, this proxy will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR proposals, 2, 3, 4 and 5 and FOR the election of the nominees of the Board of Directors in the election of directors and in accordance with the judgment of the person(s) voting the proxy upon such other matters properly coming before the meeting and any adjournments thereof. Please sign exactly as name(s) appear above.
